UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 21, 2005

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Valley Financial Corporation (the “Company”), the holding company for Roanoke, VA-based Valley Bank, announced on January 21 2005 its financial results for the period ended December 31, 2004. The financial results are detailed in the Company’s Press Release dated January 21 2005 filed as Exhibit 99 to this Form 8-K and incorporated by reference herein.

The Company’s common stock is traded over the counter under the symbol VYFC.

Item 5.02 Election of Directors.

Three new directors were elected to the Company’s board of directors and to that of Valley Bank, each qualifying and assuming office on January 20, 2005. They will serve until the 2005 Annual Meeting of Shareholders, at which time they will be voted on by the shareholders. They include:

(1) Samuel L. Lionberger, Jr., Chief Executive Officer of Lionberger Construction Company, a Roanoke-headquartered general contracting company specializing in commercial construction.

(2) Geoffrey M. Ottaway, Chairman of Checker Leasing, Inc., a Roanoke-headquartered owner of Avis and Budget Rent-A-Car franchises in Roanoke and in the states of Kentucky, Mississippi, West Virginia and Texas.

(3) James S. Frantz, Jr., President and Chief Executive Officer of Graham-White Manufacturing Company, a Salem-headquartered manufacturer of custom products and solutions for the transportation industry, including heavy rail, rail transit, military, truck & bus and industrial concerns.

It has not been determined which committees the new directors will serve on.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

To accommodate the three new directors disclosed in Item 5.03 above, the Company’s Bylaws were amended to fix the number of directors at fifteen, up from twelve previously.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

/s/ A. Wayne Lewis
Date: January 21, 2005	Executive Vice President